Form N-SAR,
Sub-Item 77Q1(a)
Copies of any material amendments
to the registrant's charter
Nuveen Real Estate Income Fund
333-72754, 811-10491

On January 10, 2002, under Conformed Submission
Type 497, accession number, 0000950137-02-000109,
a copy of the Statement Establishing and Fixing the Rights and Preferences of Municipal Auction Rate
Cumulative Preferred Shares ("Munipreferred"), considered to be an amendment to the Declaration of Trust of the above-referenced fund, was filed with the SEC and is herein incorporated by reference as an exhibit to the Sub-Item 77Q1(a) of Form N-SAR.